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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

Subsidiaries of                             State or Other Jurisdiction of               Names Under Which Such
the Registrant                              Incorporation or Organization               Subsidiaries Do Business
---------------                             -----------------------------               ------------------------
Accessory Design Group, Inc.                A Delaware Corporation                      Accessory Design Group, Inc.
                                                                                        Accessory Design Group

TBAC-Prince Gardner, Inc.                   A Delaware Corporation                      TBAC-Prince Gardner, Inc.
                                                                                        Prince Gardner

H.A. Sheldon Canada, Ltd.                   A Canadian Corporation                      1088258 Ontario, Inc.
                                                                                        H.A. Sheldon Canada Ltd.

Amity/Rolfs, Inc.                           A Delaware Corporation                      Amity/Rolfs, Inc.

TBAC General Management Co.                 A Nevada Corporation                        TBAC General Management Co.

TBAC Investments, Inc.                      A Nevada Corporation                        TBAC Investments, Inc.

TBAC Investment Trust                       A Pennsylvania Business Trust               TBAC Investment Trust

TBAC Management Co., L.P.                   A Delaware Limited Partnership              TBAC Management Co., L.P.

Tandy Brands Accessories Handbags, Inc.     A Delaware Corporation                      Tandy Brands Accessories
                                                                                        Handbags, Inc.

Stagg Industries, Inc.                      An Alabama Corporation                      Stagg  Industries, Inc.

TBAC - Torel, Inc.                          A Delaware Corporation                      TBAC - Torel, Inc.

TBAC - Mass Merchant Quality Control, Inc.  A Delaware Corporation                      TBAC - Mass Merchant Quality
                                                                                        Control, Inc.